UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 7, 2019
Date of Report (Date of earliest event reported)

EMCORE CORPORATION
Exact Name of Registrant as Specified in its Charter

New Jersey	001-36632	22-2746503
State of Incorporation	Commission File Number	IRS Employer Identification Number

2015 W. Chestnut Street, Alhambra, CA  91803
Address of principal executive offices, including zip code

(626) 293-3400
Registrant's telephone number, including area code

N /A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of Each Exchange on Which Registered
Common stock, no par value	EMKR	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
Purchase and Sale Agreement
On June 7, 2019, EMCORE Corporation (“EMCORE”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with The Resilience Fund IV, L.P., a Delaware limited partnership and The Resilience Fund IV-A, L.P., a Delaware Limited partnership (collectively, the “Seller”), Aerospace Newco Holdings, Inc., a Delaware corporation (“Holdings”) and Ember Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of EMCORE (“Parent Sub”), pursuant to which Parent Sub purchased 100% of the outstanding equity securities of Holdings (the “Transaction”). Holdings is the sole stockholder of Systron Donner Inertial, Inc. (the “Transferred Company”).
The aggregate consideration paid by EMCORE pursuant to the Purchase Agreement in respect of Holdings was approximately $25.8 million exclusive of transaction costs and expenses, consisting of (i) approximately $22.8 million in cash, subject to certain working capital adjustments and (ii) the issuance of shares of common stock of EMCORE (“Common Stock”) with an aggregate value of approximately $3.0 million. As a result of its acquisition of the Transferred Company by way of the Transaction, Parent Sub also acquired the real property owned by Transferred Company located at 2700 Systron Drive, Concord, California 94518 (the “SDI Facility”). In the event that EMCORE or any of its affiliates sells the SDI Facility to a non-affiliate in the six year period following June 7, 2019, EMCORE will pay to the Seller an amount in cash equal to 75% of the gross proceeds resulting from such sale that exceed $13.4 million. The Purchase Agreement also contained customary representations, warranties and covenants of EMCORE, Seller, Holdings and the Transferred Company.
The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The Purchase Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the parties. The terms of the Purchase Agreement govern the contractual rights and relationships, and allocate risks, among the parties in relation to the transactions contemplated by the Purchase Agreement. In particular, the assertions embodied in the representations and warranties in the Purchase Agreement reflect negotiations between, and are solely for the benefit of, the parties thereto and may be limited, qualified or modified by a variety of factors, including: subsequent events, information included in public filings, disclosures made during negotiations, correspondence between the parties and in confidential disclosure schedules to the Purchase Agreement. Moreover, certain representations and warranties in the Purchase Agreement were used for the purpose of allocating risk between the parties rather than establishing matters as facts and may not describe the actual state of affairs at the date they were made or at any other time. Accordingly, you should not rely on the representations and warranties in the Purchase Agreement as characterizations of the actual state of facts about the parties.
Lock-up Agreement
Concurrently with entry into the Purchase Agreement, EMCORE entered into a Lock-up Agreement (the “Lock-up Agreement”), dated as of June 7, 2019, with The Resilience Fund IV, L.P. and The Resilience Fund IV-A, L.P, pursuant to which they accepted certain restrictions on transfers of any shares of Common Stock for the 1 year period following June 7, 2019.
The foregoing description of the Lock-up Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Lock-up Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 2.01 Completion of Acquisition or Disposition of Assets.
The information provided in Item 1.01 above under the heading “Purchase and Sale Agreement” is incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities.
Under the terms of the Purchase Agreement described in Item 1.01 above, EMCORE issued approximately 810,698 shares of its Common Stock to the Seller. The Common Stock was issued on June 7, 2019 pursuant to an exemption under Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Regulation D, as promulgated thereunder.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statement of businesses acquired.

The information required by this item will be filed by amendment to this report no later than August 23, 2019.

(b) Pro forma financial information.

The information required by this item will be filed by amendment to this report no later than August 23, 2019.

(d) Exhibits

The following Exhibit 99.1 is furnished with this report.

Exhibit No.	Description
2.1
Purchase and Sale Agreement, dated as of June 7, 2019 by and among EMCORE Corporation, The Resilience Fund IV, L.P., The Resilience Fund IV-A, L.P., Aerospace Newco Holdings, Inc. and Ember Acquisition Sub, Inc.

10.1	Form of Lock-up Agreement.
99.1	Press Release dated June 10, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION
Dated: June 10, 2019	By: /s/ Mark A. Gordon Name: Mark A. Gordon Title: Interim Principal Financial and Accounting Officer